Exhibit 21

Subsidiaries of Registrant

Name	State or Country of Incorporation
EXC Holding Corp.	Delaware
Excelsior Medical Corporation	Delaware
Tangent Medical Technologies, Inc.	Delaware
ICU Medical Sales, Inc.	Delaware
ICU Medical de Mexico, S. de R. L. de C.V.	Mexico
ICU Medical Bidco Ltd	United Kingdom
ICU World, Inc.	Delaware
Izoard Sub. Inc.	Delaware
Medex Cardio-Pulmonary, Inc.	Ohio
ICU Medical Bahamas, Ltd	Bahamas
ICU Medical B.V.	Netherlands
ICU Medical Costa Rica, Ltd	Bahamas
ICU Medical SA Pty Ltd	South Africa
ICU Medical Australia Holdings Pty Limited	Australia
Medima s.p. z.o.o.	Poland
ICU Medical Latam LLC	Delaware
ICU Medical Canada Inc.	Canada
ICU Medical Hong Kong Limited	Hong Kong
ICU Medical Philippines, Inc.	Philippines
ICU Medical Europe S.r.l.	Italy
ICU Medical Germany GmbH	Germany
ICU Medical Aust MLA Pty Limited	Australia
ICU Medical Italia S.r.l.	Italy
ICU Medical France S.A.S.	France
ICU Medical Ireland Limited	Ireland
Medical Australia Pty Limited	Australia
ICU Medical Argentina S.R.L.	Argentina
ICU Medical Chile Limitada	Chile
ICU Medical Colombia Limitada	Colombia
ICU Medical HIS Mexico S. de R.L. de C.V.	Mexico
ICU Medical Peru S.R.L.	Peru
ICU Medical India LLP	India
ICU UK Medical Limited	United Kingdom
ICU Medical Productos Farmacéuticos y Hospitalarios, S.L.	Spain
ICU Medical Unlimited Company	Ireland
ICU Medical Australia Pty Limited	Australia
Medivet Pty Ltd	Australia
ICU Medical 2020 Limited	United Kingdom
ICU Medical Group Limited	United Kingdom
ICU Medical Deutschland Holdings GmbH	Germany
Smiths Group Deutschland Gmbh	Germany
ICU Medical Do Brasil Produtos Hospitalares Ltda	Brazil
Graseby Medical Ireland Limited	Ireland
Smiths Medical (Portugal) Unipessoal Limitada	Portugal
Smiths Medical Espana S.L.U	Spain

ICU Medical Schweiz AG	Switzerland
ICU Medical Czech Republic A.S.	Czech Republic
ICU Medical (Shanghai) Co. Ltd	China
Smiths Medical France SAS	France
Smiths Medical Italia Srl	Italy
ICU Medical Danmark ApS	Denmark
ICU Medical Osterreich Gmbh	Austria
ICU Medical Sverige AB	Sweden
Smiths Medical Nederland BV	Netherlands
ICU Medical Belgium NV	Belgium
SI Overseas Holdings Limited	United kingdom
ICU Medical Healthcare Manufacturing S.A. de C.V.	Mexico
Smiths Medical Japan Ltd	Japan
ICU Medical (SM) Pty Ltd	Australia
ICU Medical International Limited	United Kingdom
Graseby Medical Limited	United Kingdom
Smiths Medical Hong Kong Limited	Hong Kong
Smiths Medical Singapore Pte Limited	Singapore
Smiths Medical India Private Limited	India
ICU Medical (Beijing) Co Ltd	China